Exhibit 99.1

MICT, Inc. Reports First Quarter 2021 Financial Results and Provides Corporate Update

MONTVALE, N.J., May 24, 2021 -- MICT, Inc. (Nasdaq: MICT), (the “Company”), today announced its financial results for the first quarter ended March 31, 2021.

Q1 2021 Highlights and Recent Developments

●	Acquired a nationwide license in China enabling the Company to offer broad range of insurance brokerage products and services through the acquisition of Beijing Fucheng, a Chinese insurance brokerage firm and its trading subsidiary
●	Achieved regulatory approval from the Hong Kong FSC to enable the acquisition of Huapei Global Securities, which allows us to launch our stock trading platform to trade securities on major stock exchanges in Hong Kong, the United States and China
●	Commenced the development of commodity trading and futures trading platform following new financial services partnership with Shanghai Petroleum and National Gas Trading Center enabling the Company to offer
●	Following completion of insurance platform, generated $8.2 million in revenue in the first three months of operation
●	Raised a total of $114 million from capital raises in first quarter facilitating additional corporate development and margin trading for the stock platform
●	As of March 31, 2021, cash position was approximately $123 million

Darren Mercer, MICT’s Chief Executive Officer commented, “After launching our insurance platform in late December, we experienced a strong ramp generating revenues of almost $9 million in our first full quarter of operation. This business continues to have strong momentum and we expect a long runway of robust growth. We are excited about the prospects of our insurance business as we continue to leverage strong relationships to generate leads.

“In the first quarter, we also completed the development of our stock trading platform, which is now in testing mode and expected to soft launch in late June with the rollout in July. As of March 31, 2021, we had $123 million in cash on our balance sheet, which will provide enough capital to execute on our growth plans with our stock trading platform. There is an enormous opportunity in stock market trading in China and Southeast Asia and we are well positioned through our technology, license and balance sheet to capitalize on it.

“It has therefore been a transformative quarter for the Company, and we have achieved a great deal in a very short amount of time. In terms of licenses, we achieved regulatory approval from the Hong Kong SFC, which will enable us to initiate trading on our stock trading app, which is in the late phase of testing. We acquired a Chinese nationwide broker licensing in the insurance space, which will facilitate rapid growth in our insurance business in China. The acquisition enables us to offer b2c product direct to customers, enables us to move into higher margin insurance products, and the building of our database each month provides a strong foundation for us to become a b2c player. In the second quarter, we expect to launch our b2b2c platforms and we anticipate this to further perform in terms of volume and margin.

“From a technological standpoint, we have also made remarkable progress. As I just indicated, we launched our b2c insurance platform during this quarter, and we have moved our stock trading platform into the final stages of testing with the expectation that we anticipate a soft launch in late June with a larger rollout to occur in July. We have also begun the development of our commodities trading platform and will provide further updates on that as they become available.

“We are in great shape in terms of licenses, great progress in our technology, and our fundraising over the course of the quarter has created a balance sheet that enables us to create an extremely strong fintech platform in one of the fastest growing economic regions in the world.

“Finally, we have very strong management teams in each of our divisions that are executing extremely well, and we are very excited about Q2 and beyond.

“This is a stark contrast to this time last year when company had a very small market cap and only $3M in cash. We were also a minority shareholder in Micronet, which was underperforming and underwhelming in the market. Whereas during this corresponding quarter of 2021, Micronet, of which we are now a majority shareholder, is showing great signs of growth and productivity, having signed key orders and obtained the license to use the global T-Mobile network.

“Most importantly, our move to the fintech space is paying off. Our insurance business is performing well, having garnered over $8M in insurance revenue during the quarter, the stock trading platform is about to come online along with the development of our commodities trading business, and we are sitting on significant cash to support and develop each of our business lines,” concluded Mr. Mercer.

Q1 2021 Financial Review

●	Revenue in the first quarter was $8.9 million versus $0 in the year-ago period. The increase in Q1 was a result of the insurance division, which was launched in late December
●	Gross profit in Q1 was $1.9 million versus $0 in the year-ago period
●	R&D expenses in Q1 were $231 thousand versus $0 in the year-ago period
●	Selling & marketing expenses in Q1 was $1 million versus $0 in the first quarter of 2020.
●	General and administrative expenses were $4.6 million in Q1 versus $770 thousand in the prior-year period
●	Operating loss in Q1 was $4.8 million versus a loss of $770,000 in the prior year period.
●	Net loss attributable to MICT in the first quarter was $ 4.5million in the first quarter versus a loss of $1.6 million in the prior-year period. The increase in the operating loss and the net loss was the result of higher operating expenses associated with the Company’s launch into the China fintech market
●	As of March 31, 2021, cash position was approximately $123 million

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd (“GFHI”) and its various fully owned subsidiaries or VIE structures. And Micronet Ltd. (“Micronet”). GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia where GFH owns a substantial propriety database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management (MRM) market, mainly in the United States and Europe. Micronet designs, develops, manufactures and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$123,403	$29,049
Trade accounts receivable, net	9,282	523
Inventories	1,935	2,002
Other current assets	2,918	1,756
Related party	174	-
Held for sales assets	449	350
Total current assets	138,161	33,680

Property and equipment, net	466	417
Intangible assets, net	17,135	17,159
Goodwill	27,219	22,405
Investment and loan to Huapie	-	3,038
Right of use assets	564	291
Long-term deposit and prepaid expenses	283	266
Restricted cash escrow	477	477
Total long-term assets	46,144	44,053

Total assets	$184,305	$77,733

MICT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	March 31, 2021	December 31, 2020
LIABILITIES AND EQUITY

Maturity of long term bank loans	$660	$884
Trade accounts payable	5,909	838
Related party	-	163
Other current liabilities	5,249	5,102
Total current liabilities	11,818	6,987

Long term escrow	477	477
Lease liability	332	164
Deferred tax liabilities	4,049	4,256
Accrued severance pay	148	153
Total long term liabilities	5,006	5,050

Stockholders’ Equity:
Common stock; $0.001 par value, 250,000,000 shares authorized, 114,177,951 and 68,757,447 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	114	68
Additional paid in capital	208,428	102,195
Additional paid in capital - preferred stock	138	138
Capital reserve related to transaction with the minority shareholder	(174)	(174)
Capital reserve from currency translation	410	(196)
Accumulated loss	(44,427)	(39,966)
MICT, Inc. stockholders’ equity	164,489	62,065

Non-controlling interests	2,992	3,631

Total equity	167,481	65,696

Total liabilities and equity	$184,305	$77,733

MICT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and Loss Per Share data)

	Three months ended March 31,
	2021	2020

Revenues	$8,935	$-
Cost of revenues	6,992	-
Gross profit	1,943	-
Operating expenses:
Research and development	231	-
Selling and marketing	1,001	-
General and administrative	4,568	770
Amortization of intangible assets	926	-
Total operating expenses	6,726	770

Loss from operations	(4,783)	(770)
Share in investee losses	-	(640)
Other income	87	-
Financial expenses, net	(566)	(224)
Loss before provision for income taxes	(5,262)	(1,634)
Taxes on income (benefit)	(356)	1

Total net loss	(4,906)	(1,635)
Net loss attributable to non-controlling interests	(445)	-
Net loss attributable to MICT, Inc.	(4,461)	(1,635)

Basic and diluted loss per share from continued operation	(0.05)	(0.15)

Weighted average common shares outstanding:
Basic and diluted	88,554,624	11,089,532

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Expenses related to beneficial conversion feature expense - Those expenses are non-cash expenses and are related to the difference between the stock price at the closing of the Note Purchase Agreements and the conversion price of $1.10 per share.

●	Stock-based compensation is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

●	Expenses related to the purchase of a business - These expenses relate directly to the purchase of the GFH I transaction and consist mainly of legal and accounting fees, insurance fees and other consultants. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post-Vehicle Business purchase operating results.

●	Expenses related to settlement agreement - These expenses relate directly to the settlement agreement with Maxim and Sunrise. More information can be found in the legal proceeding part.

The following table reconciles, for the periods presented, GAAP net loss attributable to MICT to non-GAAP net income attributable to MICT. and GAAP loss per diluted share attributable to MICT to non-GAAP net loss per diluted share attributable to MICT.:

	Three months ended March 31,
	(Dollars in Thousands, other than share and per share amounts)
	2021	2020
GAAP net loss attributable to Mict, Inc.	$(4,461)	$(1,635)
Amortization of acquired intangible assets	786	-
Expenses related to settlement agreements	465	-
Income tax-effect of above non-GAAP adjustments	(199)	-
Total Non-GAAP net loss attributable to Mict, Inc.	$(3,409)	$(1,635)

Non-GAAP net loss per diluted share attributable to Mict, Inc.	$(0.04)	$(0.15)
Weighted average common shares outstanding used in per share calculations	85,554,624	11,089,532
GAAP net loss per diluted share attributable to Mict, Inc.	$(0.05)	$(0.15)
Weighted average common shares outstanding used in per share calculations	85,554,624	11,089,532